UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2016

 CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 North Rear Road, Lakeshore, Ontario, Canada N0R lK0
(Address of principal executive offices)

Registrant's telephone number, including area code
226-344-0660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240,l4a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240,14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act ( I 7 CFR 240, 13e-4(c))

Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," the "Company," "CEN" or the "Registrant" refer to CEN Biotech, Inc.

Item 2.01 Completion of Acquisition or Disposal of Assets

On September 12, 2016, the Company completed the transaction to acquire assets, including patented Cold LED Lighting Technology, from Tesla Digital, Inc. (A Canadian Corporation) and Stevan (Steve) Pokrajac. Further detail related to the technology can be found in the exhibit 99.1.

The material consideration given by Company includes:

(a)

$5,000,000 in Cen Biotech stock equaling the number of shares based on market price at the time of issuance. The issuance is to be completed, at the Company discretion, within no more than 180 from the closing date.

(b)

The transfer of real properties located at 135 North Rear Road having a book value of $2,161,467 USD and 1517-1525 Ridge Road having a purchase cost (including other related disbursements) to the Company of $182,488.

(c)	Non-material consideration includes employment with operating company formed to realize the potential of the acquired technology.

Item 7.01 Regulation FD Disclosure.

On September 12, 2016, the Company issued a press release announcing the Company's Acquisition of Cold Light LED Technology, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The company will not file pro forma financial statements with this 8k under Section 9 Item 9.01 (a) (4). The timing of the next 10Q will allow the company to prepare and disclose the necessary financial statements within the 71 as allowed by this section as part of their standard financial processes.

(d) Exhibits

99.1 Press Release dated September 13, 2016 CEN Biotech Inc. Shareholder Update

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2016

CEN Biotech, Inc.

(Registrant)

/s/ Bill Chaaban

BILL CHAABAN

Chief Executive Officer

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